UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2019

SITE Centers Corp.

(Exact name of registrant as specified in charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.5% Class J Cumulative Redeemable Preferred Shares without Par Value	SITC PRJ	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.25% Class K Cumulative Redeemable Preferred Shares without Par Value	SITC PRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

SITE Centers Corp. (the “Company”) has provided notice of its intent to redeem all of its outstanding 6.50% Class J Cumulative Redeemable Preferred Shares, without par value (the “Class J Preferred Shares”), and the related depositary shares, each representing 1/20th of one Class J Preferred Share (NYSE: SITC PRJ – CUSIP No.: 82981J 604) (the “Depositary Shares”). Pursuant to the provisions of the Company’s Fourth Amended and Restated Articles of Incorporation, the Company is undertaking actions to redeem all of the 400,000 outstanding Class J Preferred Shares, represented by 8,000,000 Depositary Shares, on or about November 25, 2019.

The Class J Preferred Shares and corresponding Depositary Shares will be redeemed at a redemption price of $503.7917 per Class J Preferred Share or $25.1896 per Depositary Share (the “Redemption Price”) (i.e., the sum of $500.00 per Class J Preferred Share plus accrued and unpaid dividends of $3.7917 per Class J Preferred Share to the redemption date or $25.00 per Depositary Share plus accrued and unpaid dividends of $0.1896 per Depositary Share to the redemption date).

On and after the redemption date, the Class J Preferred Shares and corresponding Depositary Shares that are redeemed shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate (including, but not limited to, the right to receive dividends from and after the redemption date) except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after such date, the Redemption Price, without interest.

The Company intends to use the net proceeds of its previously announced public offering of its common shares to fund substantially all of the amount payable in connection with the redemption of the Class J Preferred Shares and the related Depositary Shares. The Company sold 13,225,000 common shares in the offering, which closed on October 24, 2019 and included the full exercise by the underwriters of their option to purchase additional common shares.

The Company expects to record a charge of approximately $7.2 million to net loss attributable to common shareholders in the fourth quarter of 2019 relating to the write-off of the Class J Preferred Share original issuance costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE CENTERS CORP.

By:	/s/ Christa A. Vesy
Name:	Christa A. Vesy
Title:	Executive Vice President and Chief Accounting Officer

Date: October 24, 2019